SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 27, 2001
Date of Report (Date of earliest event reported)

THE SANDS REGENT
(Exact name of registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation)	0-14050 (Commission File Number)	88-0201135 (IRS Employer Identification Number)

345 Arlington Ave. Reno, Nevada (Address of principal executive offices)	89501 (Zip Code)

(775) 348-2200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7(c). Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 99.1

Item 5. Other Events.

     On December 27, 2001, Last Chance, Inc., a Nevada corporation and wholly-owned subsidiary of The Sands Regent, a Nevada corporation (“Last Chance”), and Prospector Gaming Enterprises, Inc., a Nevada corporation (“PGE”), entered into an Asset Purchase Agreement, dated as of December 27, 2001 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Last Chance, Inc. will acquire certain assets of PGE, including the business of the Gold Ranch Casino and RV Resort (the “Acquired Assets”). The completion of the acquisition is subject to several conditions, including the approval of the acquisition by Nevada gaming authorities and the California State Lottery Commission, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and Last Chance’s ability to obtain any financing necessary to refinance the outstanding debt on the Acquired Assets.

The purchase price for the Acquired Assets will consist of cash, 377,083 shares of common stock of the Sands Regent, assumed or refinanced debt and a promissory note to be made by Last Chance in favor of PGE. The total purchase price will be calculated based on EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) for the Gold Ranch Casino and RV Resort for the twelve months preceding the closing date of the acquisition.

Also on December 27, 2001, in connection with the Purchase Agreement, Last Chance entered into (i) a Gold Ranch Casino Lease (the “Casino Lease”) with PGE and Target Investments, LLC, a Nevada limited liability company (“Target”) whereby PGE and Target leased the real property on which the Gold Ranch Casino is located, the Gold Ranch Casino premises and certain other real estate to Last Chance, (ii) an Option to Purchase the Gold Ranch Casino Property (the “Casino Option”) with PGE and Target whereby PGE and Target granted an option to Last Chance to purchase the real property on which the Gold Ranch Casino is located, the Gold Ranch Casino premises, a California lottery station and the real estate on which it is located, and certain other real property, (iii) a Member’s Interest Purchase and Sale Agreement (the “Member’s Interest Agreement”) with Peter and Turkey Stremmel and Steve and Henrietta Stremmel (collectively the “Stremmels”) whereby the Stremmels agreed to sell their interests in the California lottery station business to Last Chance, (iv) an Option to Purchase All Assets of Gold Ranch RV Resort Business and Right of First Refusal (the “RV Asset Option”) with Gold Ranch R.V. Resort , LLC (“Gold Ranch LLC”) whereby Gold Ranch LLC granted an option to Last Chance to purchase the assets of the Gold Ranch RV Resort, (v) a Gold Ranch RV Resort Management Agreement (the “Management Agreement”) with Gold Ranch LLC whereby Gold Ranch LLC engaged Last Chance to manage and operate the day-to-day business of the Gold Ranch RV Resort, and (vi) an Option to Purchase the RV Park Property and Right of First Refusal (the “RV Property Option”) with PGE whereby PGE granted Last Chance an option to purchase the real property on which the Gold Ranch RV Park is located. The Casino Lease, the Casino Option, the Member’s Interest Agreement, the RV Asset Option, the Management Agreement, and the RV Property Option are referred to collectively herein as the “Other Agreements”.

The foregoing description of the acquisition, the Purchase Agreement and the Other Agreements is qualified in its entirety by reference to the Purchase Agreement, the Other Agreements and the

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press release dated January 2, 2002 issued by The Sands Regent, attached as exhibits hereto, and incorporated herein by reference.

Item 7(c). Exhibits.

     See Exhibit Index.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SANDS REGENT

Date: January 10, 2002	By:	/s/ David R. Wood

Name: David R. Wood Title: Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Document Description

2.1	Asset Purchase Agreement, dated as of December 27, 2001, by and between Prospector Gaming Enterprises, Inc., a Nevada corporation, and Last Chance, Inc., a Nevada corporation.

10.1	Gold Ranch Casino Lease, dated as of December 27, 2001, by and between Last Chance, Inc., Prospector Gaming Enterprises, Inc. and Target Investments, L.L.C., a Nevada limited liability company.

10.2	Option to Purchase the Gold Ranch Casino Property and Improvements, the Leach Field Property, the Frontage Parcel, the California Lottery Station and the California Lottery Property, and the Right of First Refusal, dated as of December 27, 2001, by and among Prospector Gaming Enterprises, Inc. Target Investments, L.L.C. and Last Chance, Inc.

10.3	Member’s Interest Purchase and Sale Agreement, dated as of December 27, 2001, by and among Peter and Turkey Stremmel, husband and wife, Steve and Henrietta Stremmel, husband and wife, and Last Chance, Inc.

10.4	Option to Purchase All Assets of Gold Ranch RV Resort Business and Right of First Refusal, dated as of December 27, 2001, by and between Gold Ranch R.V. Resort, LLC, a Nevada limited liability company, and Last Chance, Inc.

10.5	Gold Ranch RV Resort Management Agreement, dated as of December 27, 2001 by and between Gold Ranch R.V. Resort, LLC, a Nevada limited liability company, and Last Chance, Inc.

10.6	Option to Purchase the RV Park Property and Right of First Refusal, dated as of December 27, 2001, by and between Prospector Gaming Enterprises, Inc. and Last Chance, Inc.

99.1	Press Release dated January 2, 2002.